Exhibit 99.1

Interlink Electronics Reports First Quarter 2017 Results

Revenue, Gross Margin and EBITDA all continue to be strong in the three months ended March 31, 2017

May 10, 2017 6:00 AM PST

WESTLAKE VILLAGE, CA – (Business Wire) – Interlink Electronics, Inc. (NASDAQ: LINK), a global leader in human-machine interface (HMI) and sensor technologies, today announced its financial results for the three months ended March 31, 2017.

Consolidated Financial Highlights

(Amounts in thousands except per share data and percentages)

	Three months ended March 31,
Consolidated Financial Results	2017	2016	% ∆

Net revenue	$2,884	$2,805	2.8%
Gross profit	$1,736	$1,671	3.9%
Gross margin	60.2%	59.6%

Income from Operations	$531	$618	(14.1)%

Net income	$364	$606	(39.9)%
Earnings per share (basic and diluted)	$0.05	$0.08

EBITDA¹	$583	$657	(11.3)%
EBITDA margin[2]	20.2%	23.4%

TTM EBITDA¹	$2,927	$2,185	34.0%

[1]	See attached schedules for reconciliation to GAAP numbers.
[2]	EBITDA margin is EBITDA divided by net revenue.

•

In the first quarter of 2017, net income totaled $364 thousand or $0.05 per basic and diluted share, compared to net income of $606 thousand or $0.08 per basic and diluted share in the same year-ago period.

•

Revenue in the first quarter of 2017 was comparable to the same period in 2016. Gross margin increased to 60.2% in the first quarter of 2017 from 59.6% in the same year-ago period. Nearly all of the revenue increases contributed to gross margin.

•

The Company generated $583 thousand of EBITDA for the first quarter of 2017, compared with $657 thousand in the same period in 2016.  On a trailing twelve-month basis, EBITDA was $2.9 million, up from $2.2 million in the comparable period ending March 31, 2016.

•	At March 31, 2017, the company had $6.4 million in cash and cash equivalents, and no debt.

“Our financial performance in 2017 reflects another quarter of stable revenue, gross profit, net income and EBITDA,” stated Steven N. Bronson, CEO of Interlink Electronics, Inc. “Our margins continue to be strong, and we have been able to leverage the infrastructure that we have invested in over the last year.  We are committed to drive organic growth by investing in larger R&D and business development footprints in order to expand our intellectual property portfolio and the geographic reach and technical capabilities of our sales organization.”

Mr. Bronson continued, “The decrease in net income is primarily attributable to a more normal tax rate as we grow out of prior unrecorded tax benefits.  Additional SG&A costs also contributed to the decrease, although we expect these investments to result in future revenues.  We remain focused on core functions, including cost management, revenue growth and strategic acquisitions.”

About Interlink Electronics, Inc.

Interlink Electronics is a world-leading trusted advisor and technology partner in the advancing world of human-machine interface (HMI) and force-sensing technologies. Interlink Electronics has led the printed electronics industry in its commercialization of its patented Force-Sensing Resistor (FSR®) technology, which has enabled rugged and reliable HMI solutions. For over 30 years, Interlink Electronics' solutions have focused on handheld user input, menu navigation, cursor control, and other intuitive interface technologies for the world's top electronics manufacturers. Interlink Electronics has a proven track record of supplying HMI solutions for mission-critical applications in a wide range of markets, including, but not limited to, consumer electronics, automotive, industrial, and medical devices. Interlink Electronics serves a world-class customer-base from its our corporate headquarters in Westlake Village, California (greater Los Angeles area), our global research and development center in Singapore, our printed-electronics manufacturing facility in Shenzhen, China and our global distribution and logistics center in Hong Kong. We also maintain technical and sales offices in Japan and at various locations in the United States. For more information, please see our website at www.interlinkelectronics.com.

Forward Looking Statements

This release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company’s views on future financial performance and innovation and its bolt-on acquisition strategy, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the Company’s industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the Company’s forward-looking statements include, among other things, the following: our success in predicting new markets and the acceptance of our new products; efficient management of our infrastructure; the pace of technological developments and industry standards evolution and their effect on our target product and market choices; the effect of outsourcing technology development; changes in the ordering patterns of our customers; a decrease in the quality and/or reliability of our products; protection of our proprietary intellectual property; competition by alternative sophisticated as well as generic products; continued availability of raw materials for our products at competitive prices; disruptions in our manufacturing facilities; risks of international sales and operations including fluctuations in exchange rates; compliance with regulatory requirements applicable to our manufacturing operations; and customer concentrations. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Information

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents EBITDA and EBITDA margin, each of which is a non-GAAP measure. EBITDA is determined by taking net income and adding interest, income taxes, depreciation and amortization, and EBITDA margin is determined by dividing EBITDA by net revenue.  Interlink believes that these non-GAAP measure, viewed in addition to and not in lieu of net income and gross margin, provide useful information to investors by providing more focused measures of operating results. These metrics are an integral part of Interlink’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of EBITDA to net income, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Contact:

Interlink Electronics, Inc.

IR@iefsr.com

Steven N. Bronson, CEO

805-416-7004

APPENDIX

Consolidated Financial Information and Reconciliations:  First Quarter 2017

INTERLINK ELECTRONICS, INC.

Condensed Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
	2017	2016
	(in thousands, except par value)
ASSETS
Current assets
Cash and cash equivalents	$6,373	$6,009
Restricted Cash	5	5
Accounts receivable, net	1,636	1,726
Inventories	1,351	1,268
Prepaid expenses and other current assets	321	377
Total current assets	9,686	9,385
Property, plant and equipment, net	289	310
Intangibles, net	60	44
Deferred income taxes	630	675
Other assets	59	57
Total assets	$10,724	$10,471

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$239	$324
Accrued liabilities	313	334
Accrued income taxes	141	104
Deferred revenue, current	29	111
Total current liabilities	722	873

Total liabilities	722	873

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 par value: 1,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value: 30,000 shares authorized, 7,328 and 7,326 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	7	7
Additional paid-in-capital	60,399	60,370
Accumulated other comprehensive (loss) income	(60)	(71)
Accumulated deficit	(50,344)	(50,708)
Total stockholders' equity	10,002	9,598
Total liabilities and stockholders' equity	$10,724	$10,471

INTERLINK ELECTRONICS, INC.

Condensed Consolidated Statements of Income

(unaudited)

	Three months ended March 31,
	2017	2016
	(in thousands, except per share data)

Revenue, net	$2,884	$2,805
Cost of revenue	1,148	1,134
Gross profit	1,736	1,671
Operating expenses:
Engineering, research and development	178	141
Selling, general and administrative	1,027	912
Total operating expenses	1,205	1,053
Income from operations	531	618
Other income (expense):
Other income (expense), net	19	14
Income from continuing operations before income tax expense	550	632
Income tax expense	186	26
Net income	$364	$606

Earnings per share: basic and diluted	$0.05	$0.08

Weighted average common shares outstanding - basic	7,328	7,326
Weighted average common shares outstanding - diluted	7,412	7,391

INTERLINK ELECTRONICS, INC.

Reconciliation of Consolidated Net Income to Consolidated EBITDA

(unaudited)

	Three months ended March 31,		Trailing twelve months ended March 31,
	2017	2016	2017	2016
	(in thousands)		(in thousands)

Net income	$364	$606	$2,651	$2,063
Adjustments to arrive at earnings before interest, income taxes, depreciation and amortization (EBITDA):
Interest expense (income), net	—	—	(1)	(1)
Income tax expense (benefit)	186	26	154	26
Depreciation and amortization expense	33	25	123	97
EBITDA	$583	$657	$2,927	$2,185